SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2004

ISCO INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22302	36-3688459
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

451 Kingston Court, Mt. Prospect, Illinois	60056
(Address of Principal Executive Offices)	(Zip Code)

(847) 391-9400

(Registrant’s telephone number, including area code)

Item 5. Other Events.

Appointment of Director and Commercial Sales

ISCO International, Inc. (the “Company”) announced on August 13, 2004 that Ralph Pini has been appointed to the Company’s Board of Directors. In addition, the Company reported the first commercial sales of the latest addition to the RF2 product line.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

Items (a) and (b) are inapplicable.

(c)	Exhibits

99.1 Press release dated August 13, 2004 announcing the appointment of Ralph Pini to the Company’s Board of Directors and the first commercial sales of the latest addition to the RF2 product line.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

ISCO International, Inc.
Date: August 13, 2004
	By:	/s/ Frank Cesario
Frank Cesario
Chief Financial Officer

Exhibit Index

99.1*	Press release dated August 13, 2004 announcing the appointment of Ralph Pini to the Company’s Board of Directors and the first commercial sales of the latest addition to the RF2 product line.

*	Filed herewith.